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                                                                     Exhibit 3.1

                                                       PAGE 1


                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF "UNITED CAPITAL CORP." FILED IN THIS OFFICE ON THE EIGHT DAY OF JUNE, A.D. 1993, AT 4 0'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO KENT COUNTY RECORDER OF DEEDS FOR RECORDING.

                               * * * * * * * * * *






                             [SEAL]  /s/ William T. Quillen
                                     ------------------------------------------
                                     William T. Quillen, Secretary of State

                                     AUTHENTICATION:  *3948255

                                               DATE:  06/22/1993

753173392

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                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              UNITED CAPITAL CORP.

          It is hereby certified that:
          1. (a) The present name of the corporation (hereinafter called the "Corporation") is UNITED CAPITAL CORP.
               (b) The name under which the Corporation was originally incorpo-rated is METROPOLITAN CONSOLIDATED INDUSTRIES, INC., and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is October 31, 1980.
          2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu thereof new Article FOURTH which is set forth in the Restated Certificate of Incorporation hereinafter provided for.
          3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinaf-ter set forth, and which is entitled Restated Certificate of Incorporation of United Capital Corp., without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the

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provisions of the said single instrument hereinafter set forth.
          4. The amendment and the restatement of the Restated Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 242 and of Section 245 of the General Corporation Law of the State of Delaware.
          5. The Certificate of Incorporation of the Corporation, as restated herein, shall at the effective time of this Restated Certificate of Incorpora-tion, read as follows:

                                    "RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              UNITED CAPITAL CORP.

          The undersigned, for the purpose of organizing a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation and does hereby certify as follows:
          FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is UNITED CAPITAL CORP.
          SECOND: The registered office of the Corporation is to be located in the City of Dover, County of Kent, in the State of Delaware. The name of its registered agent is The Prentice-Hall Corporation System, Inc., whose address is 32

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Loockerman Square, Suite L-100, Dover, Delaware 19901.
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corpora-tion Law of the State of Delaware.
          FOURTH:  A.    The total number of shares which the Corporation shall
be authorized to issue is 7,500,000, all of which shall be Common Stock of the par value of $.10 per share.
          B. The holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors.
          C. The holders of shares of the Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting.
          FIFTH:  The name and mailing address of the incorporator is:

          Name:                    Mailing Address:
          ----                     ---------------
     Kenneth S. Boschwitz          c/o Spengler Carlson Gubar
                                    & Brodsky
                                   280 Park Avenue
                                   New York, New York 10017

          SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corpora-tion and its stockholders or any class of them, any court of equitable jurisdi-

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ction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
          SEVENTH: All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation, or any amendment thereof, or by the By-Laws. The By-Laws may be adopted, amended or repealed by the Board of Directors of the Corporation, except as otherwise provided by law, but any by-

                                      - 4 -

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law made by the Board of Directors is subject to amendment or repeal by the stockholders of the Corporation.
          EIGHTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this Article EIGHTH shall not elimi-nate or limit a director's liability (i) for any breach of the director's duty of loyalty to the Corporation or is stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article EIGHTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.
          Any repeal or modification of this Article EIGHTH shall not increase the personal liability of any director of this Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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          The provisions of this Article EIGHTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article EIGHTH."
          IN WITNESS WHEREOF, the undersigned has executed this Certificate this 8th day of June, 1993.
ATTEST:                       UNITED CAPITAL CORP.


By: /s/Anthony J. Miceli      By: /s/ Bernard Turiel
   -----------------------       ----------------------------
   Anthony J. Miceli,            Bernard Turiel, Vice
     Assistant Secretary                          President


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